UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 3, 2018

Date of Report (Date of earliest event reported)

SILVER SPRING NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35828	43-1966972
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

230 W. Tasman Drive, San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)

(669) 770-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Introductory Note

On January 5, 2018, pursuant to an Agreement and Plan of Merger, dated as of September 17, 2017 (the “Merger Agreement”), by and among Silver Spring Networks, Inc., a Delaware corporation (the “Company”), Itron, Inc., a Washington corporation (“Parent”), and Ivory Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Acquisition Sub”), Acquisition Sub was merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger. At the effective time of the Merger (the “Effective Time”), the Company became a wholly-owned subsidiary of Parent.

Pursuant to the Merger Agreement, each outstanding share of common stock, par value $0.001 per share, of the Company (each, a “Company Share”), other than Company Shares held by stockholders who have validly exercised their appraisal rights under Delaware law, Company Shares owned by Parent, Acquisition Sub and the Company or their respective subsidiaries or Company Shares subject to outstanding restricted stock awards and performance stock units, was converted into the right to receive $16.25 in cash (the “Merger Consideration”), without interest thereon.

At the Effective Time, each option to purchase Company Shares that was outstanding as of immediately prior to the Effective Time (each, a “Company Option”) was treated as follows.

•	Each unvested Company Option that had a per share exercise price that was less than the Merger Consideration, and that was held by a current service provider (other than a non-employee member of the Company’s Board of Directors), was assumed by Parent at the Effective Time and was converted into and became an option to acquire common stock, no par value, of Parent (“Parent Shares”) (each such option, an “Adjusted Option”), on the same material terms and conditions as were applicable under the corresponding Company Option immediately prior to the Effective Time. The number of Parent Shares subject to each Adjusted Option was determined by multiplying the number of Company Shares subject to such corresponding Company Option by the quotient obtained by dividing (i) the Merger Consideration by (ii) a volume-weighted average of the trading prices of Parent Shares for ten trading days preceding (and including) January 5, 2018 (the “Exchange Ratio”). The per share exercise price for Parent Shares issuable upon exercise of each Adjusted Option was determined by dividing the applicable per share exercise price of the corresponding Company Option by the Exchange Ratio.

•	Each Company Option that had a per share exercise price that was less than the Merger Consideration and that either: (i) was vested or (ii) was unvested and held by a non-employee member of the Company’s Board of Directors, was not assumed by Parent and was cancelled at the Effective Time in exchange for a payment of an amount in cash, less applicable withholding taxes, equal to the product of (A) the aggregate number of Company Shares subject to such Company Option multiplied by (B) the excess of the Merger Consideration over the applicable per share exercise price of such Company Option.

•	Each Company Option, whether vested or unvested, that had a per share exercise price that was equal to or greater than the Merger Consideration, became vested and exercisable by the holder thereof, and each such Company Option was, to the extent not exercised as of the Effective Time, cancelled at the Effective Time with no payment made therefor.

At the Effective Time, each Company restricted stock unit award that was outstanding as of immediately prior to the Effective Time (each, a “Company RSU”) was treated as follows.

•	Each unvested Company RSU that was held by a current service provider (other than Company RSUs held by a non-employee member of the Company’s Board of Directors) was assumed by Parent at the Effective Time and was converted into a restricted stock unit to receive, on substantially the same terms and conditions as were previously applicable to such Company RSU, a number of Parent Shares equal to the number of Company Shares that were subject to such Company RSU multiplied by the Exchange Ratio (each, an “Adjusted RSU”).

•	Each vested Company RSU and each unvested Company RSU held by a non-employee member of the Company’s Board of Directors was not assumed by Parent and at the Effective Time was converted into the right to receive the Merger Consideration in cash, less applicable withholding taxes, for each Company Share subject to such Company RSU.

At the Effective Time, each Company performance stock unit award (each, a “Company PSU”) that was outstanding as of immediately prior to the Effective Time was treated as follows.

•	Each Company PSU granted during 2015 (each, a “Company 2015 PSU”) that was outstanding as of immediately prior to the Effective Time terminated without the payment of any consideration therefor and the holders of such terminated Company 2015 PSUs ceased to have any rights with respect thereto.

•	For each Company PSU granted during 2017 (each, a “Company 2017 PSU”), that was outstanding as of immediately prior to the Effective Time, the performance conditions were deemed satisfied at 100% of the target level of achievement and (i) the portion of each such Company 2017 PSU that was outstanding and unvested as to service-based vesting conditions was treated as an Adjusted RSU, and (ii) the portion of each Company 2017 PSU that was outstanding and vested as to both performance conditions and service-based conditions was cancelled and converted at the Effective Time into the right to receive the Merger Consideration in cash, less applicable withholding taxes, for each Company Share subject to such fully-vested Company 2017 PSU.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 18, 2017, and which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and Item 5.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, on January 5, 2018, the Company notified The New York Stock Exchange (the “NYSE”) that each Company Share issued and outstanding immediately prior to the Effective Time was converted into the right to receive the Merger Consideration and requested that the NYSE file with the SEC an application on Form 25 to delist the Company Shares. As such, the Company Shares, which traded under the symbol “SSNI,” ceased trading on the NYSE as of January 5, 2018. Additionally, the Company intends to file with the SEC a certification and notice of termination on Form 15 with respect to the Company Shares, requesting that such stock be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of the Company with respect to the Company Shares under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.

On January 5, 2018, pursuant to the Merger Agreement, a certificate of merger was duly filed with the Secretary of State of the State of Delaware, at which time Acquisition Sub merged with and into the Company with the Company as the surviving corporation. As a result of the Merger, the Company became a wholly-owned direct subsidiary of Parent.

Parent is required to pay $16.25 per share, without interest, in cash in exchange for each Company Share, and the amounts described above with respect to outstanding Company Options, Company RSUs and Company PSUs, for an aggregate total purchase price (net of acquired cash) of approximately $830 million. The transaction was funded from cash on hand, the net proceeds from Parent’s private offering of $300 million aggregate principal amount of 5.000% senior notes due 2026, and the refinancing of Parent’s existing $650 million term loan facility.

The information set forth in the Introductory Note and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officers

In connection with the Merger, effective January 4, 2018, the Company terminated the employment of each of Mr. Michael Bell, President and Chief Executive Officer of the Company, Mr. Phillippe Gaglione, Executive Vice President, Research and Development of the Company, and Ms. Aysegul Ildeniz, Chief Operating Officer of the Company. In addition, Ms. Catriona Fallon will transition out of the Chief Financial Officer role with the Company, effective as of January 5, 2018, and will remain with the Company as Senior Vice President, Segment Head of Marketing.

Effective as of the Effective Time, the officers of Acquisition Sub immediately prior to the Effective Time became the officers of the Company. As of the Effective Time, Tom Deitrich became President, Robert Farrow became Treasurer and Shannon Votava became Secretary of the Company.

Directors

Pursuant to the terms of the Merger Agreement, at the Effective Time, the directors of Acquisition Sub immediately prior to the Effective Time became the directors of the Company immediately following the Effective Time. In connection therewith, the following members of the Company’s board of directors resigned pursuant to the Merger Agreement at the Effective Time: Michael Bell, Thomas R. Kuhn, Scott Lang, Jonathan Schwartz, Richard A Simonson, Laura D’Andrea Tyson, Peter Van Camp, Warren Weiss and Thomas Werner. These resignations were not a result of any disagreement between the Company and any of such directors on any matter relating to the Company’s operations, policies or practices. As of the Effective Time, Joel Vach, Chris Hartman and Robert Farrow became the directors of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

In connection with the consummation of the Merger, pursuant to the terms of the Merger Agreement, at the Effective Time, each of the Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company was amended and restated in its entirety. Effective as of the Effective Time, the Company changed its name to “Itron Networked Solutions, Inc.” Both the Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company reflect its corporate name change to “Itron Networked Solutions, Inc.” Copies of the Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders (the “Special Meeting”) of the Company was held on January 3, 2018 to vote on the following matters: (i) a proposal to adopt the Merger Agreement and approve the Merger, which we refer to as the “merger proposal” and (ii) a proposal to approve the adjournment of the Special Meeting from time to time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement and approve the Merger, which we refer to as the “adjournment proposal.”

As of the close of business on November 9, 2017, the record date for the Special Meeting, there were 54,142,118 Company Shares issued and outstanding and entitled to vote at the Special Meeting. At the Special Meeting, holders of 37,440,686 Company Shares were represented in person or by proxy, constituting a quorum. A summary of the voting results for the proposals is set forth below:

Proposal 1: Adoption of the Merger Agreement and Approval of the Merger

The Company’s stockholders voted to approve the merger proposal. The following are the tabulated votes “For” and “Against” this proposal, as well as the number of “Abstentions” and “Broker Non-Votes”:

FOR	AGAINST	ABSTENTIONS	BROKER NON- VOTES
37,134,855	222,542	83,289	0

Proposal 2: Adjournment of the Special Meeting

The Company’s stockholders voted to approve the adjournment proposal. The following are the tabulated votes “For” and “Against” this proposal, as well as the number of “Abstentions” and “Broker Non-Votes”:

FOR	AGAINST	ABSTENTIONS	BROKER NON- VOTES
35,522,237	1,827,354	91,095	0

Item 8.01	Other Events.

On January 3, 2018, the Company and Parent issued a joint press release announcing that, at a special meeting of the stockholders of the Company, the Company’s stockholders voted in favor of a proposal to adopt the Merger Agreement and approve the Merger, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On January 5, 2018, Parent issued a press release announcing the consummation of the Merger. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title

2.1	Agreement and Plan of Merger, dated September 17, 2017, by and among Silver Spring Networks, Inc., Itron, Inc., and Ivory Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed on September 18, 2017).

3.1	Restated Certificate of Incorporation.

3.2	Amended and Restated Bylaws.

99.1	Joint Press Release, dated January 3, 2018

99.2	Press Release, dated January 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER SPRING NETWORKS, INC.

Date: January 5, 2018	By:	/s/ Shannon Votava
		Name:	Shannon Votava
		Title:	Secretary